Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SNB BANCSHARES, INC.

A Texas Corporation

Date of Adoption

May 27, 2004

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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ARTICLE 8 AMENDMENTS	16
Section 8.1 Amendments	16

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AMENDED AND RESTATED

BYLAWS

OF

SNB BANCSHARES, INC.

ARTICLE 1
Office

     Section 1.1 Registered Office. The registered office of the Corporation required by the State of Texas to be maintained in the State of Texas shall be the registered office named in the Articles of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

     Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
Shareholders

     Section 2.1 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof.

     Section 2.2 Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation or these Bylaws, the holders of a majority of the shares within each class of stock issued and outstanding, both classes counted separately, and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Notwithstanding the other provisions of the Articles of Incorporation of the Corporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.3 Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as

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may properly come before the meeting, shall be held at such place (within or without the State of Texas), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders.

     Section 2.4 Special Meetings. Unless otherwise provided in the Articles of Incorporation of the Corporation, special meetings of the shareholders for any purpose or purposes may be called at any time by the Senior Chairman of the Board, by the Chairman of the Board, by the President and Chief Executive Officer, by a majority of the Board of Directors, or by the holders of 33% of the outstanding capital stock of the Corporation, Common Stock and Class B Stock counted as one class, entitled to vote at the proposed special meeting, at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

     Section 2.5 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of shareholders, nor more than sixty (60) days prior to any other action to which such record date relates.

     If the Board of Directors does not fix a record date for any meeting of the shareholders, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article 7, Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders for any other purpose (other than the consenting to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     For the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Texas or at its principal place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 2.6 Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or the other person(s) calling the meeting to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

     Section 2.7 Shareholder List. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of such shareholder, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The shareholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 2.8 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize the Chairman of the Board or another person or persons to act for him by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

     No proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

     Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

     Section 2.9 Voting; Election; Inspectors. Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation, each shareholder shall on each matter submitted to a vote at a meeting of shareholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person’s estate, either in person or by proxy.

     All voting, except as required by the Articles of Incorporation of the Corporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by shareholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the Articles of Incorporation of the Corporation.

     At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint two or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

     Unless otherwise provided in the Articles of Incorporation of the Corporation, cumulative voting for the election of Common Stock Directors and Class B Directors shall be prohibited.

     Section 2.10 Conduct of Meetings. The meetings of the shareholders shall be presided over by the Senior Chairman of the Board, or, if the Senior Chairman of the Board is not present, by the Chairman of the Board, or, if the Chairman of the Board is not present, by the President and Chief Executive Officer, or, if the President and Chief Executive Officer is not present, by any Vice President, or if no Vice President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary or an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.

     The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

     Section 2.11 Advance Notice of Shareholder Nominees. Nominations for the election of directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock entitled to vote for the election of directors. Common Stock Shareholders may nominate persons only for election as Common Stock Directors and Class B Shareholders may nominate persons only for election as Class B Directors. However, any such shareholder may nominate one or more persons for election as directors at a meeting only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days in advance of the first anniversary of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Corporation at least eighty (80) days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a shareholder’s notice given in the context of a special meeting of shareholders shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. For purposes of the foregoing, “public announcement” means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Any meeting of shareholders which is adjourned and will reconvene within thirty (30) days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph, be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

     To be in proper written form, a shareholder’s notice to the Secretary shall set forth:

     (i) the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated;

     (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

     (iv) such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected). A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

     The chairman of a nominating committee shall have the power and duty to determine whether a nomination was made in accordance with procedures set forth in this Section 2.11 and, if any nomination is not in compliance with this Section 2.11 to declare that such defective nomination shall be disregarded.

     Section 2.12 Advance Notice of Shareholder Proposals. Proposals for business to be brought before any shareholder meeting may be made by the Board of Directors or by any shareholder entitled to vote at such meeting. However, any such shareholder may propose business to be brought before a meeting only if such shareholder has given timely notice in proper written form of his intent to propose such business. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days in advance of the first anniversary of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Corporation at least eighty (80) days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a shareholder’s notice given in the context of a special meeting of shareholders shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. For purposes of the foregoing, “public announcement” means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Any meeting of shareholders which is adjourned and will reconvene within thirty (30) days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph, be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

     To be in proper written form, a shareholder’s notice to the Secretary shall set forth:

     (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the meeting;

     (ii) any material interest of the shareholder in such business;

     (iii) the name and record address of the shareholder;

     (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the shareholder; and

     (v) the dates upon which the shareholder acquired such shares of stock and documentary support for any claims of beneficial ownership.

     The foregoing right of a shareholder to propose business for consideration at a meeting of the shareholder shall be subject to such conditions, restrictions and limitations as may be imposed by the Articles of Incorporation. Nothing in this Section 2.12 shall entitle any shareholder to propose business at such meeting which has not been properly brought before the meeting.

     The chairman of any meeting of shareholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

     Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any shareholder proposal in its proxy statement or otherwise present any such proposal to shareholders at a meeting of shareholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to be included in its proxy statement to shareholders in accordance with the Securities Exchange Act of 1934 and such rules or regulations.

     Nothing in this Section 2.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

     Section 2.13 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 2.13 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

ARTICLE 3
Board of Directors

     Section 3.1 Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the Articles of Incorporation of the Corporation, the Board of Directors may exercise all the powers of the Corporation.

     The number of directors which shall constitute the whole Board of Directors shall consist of no fewer than five (5) and no more than twenty-five (25) members as determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). Each director shall be designated as either a Common Stock Director or a Class B

Director. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

     Unless otherwise provided in the Articles of Incorporation of the Corporation, directors shall be shareholders of either class of stock, but need not be residents of the State of Texas.

     Section 3.2 Advisory Directors. The Board of Directors shall have the right to elect as many advisory directors as it deems appropriate. Advisory directors shall have no voting rights and need not to be shareholders of the Corporation. Any provisions of these Bylaws or of the Articles of the Corporation limiting the liability of directors of the Corporation or providing for the indemnification of directors shall also apply to advisory directors.

     Section 3.3 Quorum; Voting. Unless otherwise provided in the Articles of Incorporation of the Corporation, a majority of the number of directors fixed in accordance with Section 3.1 shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.4 Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Texas, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Senior Chairman of the Board, or in the Senior Chairman of the Board’s absence, by the Chairman of the Board, or in the Chairman of the Board’s absence by the President and Chief Executive Officer, or in the President and Chief Executive Officer’s absence by the Vice President, or by the Board of Directors.

     Section 3.5 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held after the annual meeting of shareholders, the Board of Directors shall elect the officers of the Corporation.

     Section 3.6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Senior Chairman of the Board, or in the Senior Chairman of the Board’s absence, by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President and Chief Executive Officer, or in the President and Chief Executive Officer’s absence, by the Vice President, or in the absence of the Vice President, by another officer of the Corporation. Notice of such regular meetings shall not be required.

     Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Senior Chairman of the Board, the Chairman of the Board, the President and Chief Executive Officer, or, on the written request by three or more members of the Board, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article 7, Section 7.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Articles of Incorporation of the Corporation or these Bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

     Section 3.8 Removal. The holders of a majority of shares of each class of stock shall have the right at any time to recall a director elected by such class of stock with or without cause and to elect his successor; provided, however, that if only shares of one class of stock shall be issued and outstanding at any time, then the holders of such shares shall have the right at any time to recall a director elected by the other class of stock with or without cause and to elect his successor. To take such action due notice a special meeting of shareholders shall be given to all shareholders as provided herein, by law or by the bylaws of the Corporation.

     Section 3.9 Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Articles of Incorporation of the Corporation, vacancies existing in the members of the Board of Directors elected by the Common Stock Shareholders, including a vacancy resulting from an increase in the number of such directors, may be filled by an affirmative vote of the majority of directors then in office elected by the Common Stock Shareholders, though less than a quorum, or by the sole remaining director elected by the Common Stock Shareholders; vacancies existing in the members of the Board of Directors elected by the Class B Shareholders, including a vacancy resulting from an increase in the number of such directors, may be filled by an affirmative vote of the majority of the directors then in office elected by the Class B Shareholders, though less than a quorum, or by the sole remaining director elected by the Class B Shareholders, may choose a director. Any director so chosen shall hold office until the next annual meeting held for the election of directors of the class of directors to which such director has been appointed and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal.

     Section 3.10 Compensation. Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate, and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

     Section 3.11 Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Articles of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas.

     Unless otherwise restricted by the Articles of Incorporation of the Corporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of

Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 3.12 Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of shareholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, and such consent shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder of the Corporation.

ARTICLE 4
Committees

     Section 4.1 Designation; Powers. The Board of Directors shall, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, with each such committee of such number of directors as the Board of Directors may determine from time to time or as may be required by applicable laws or the rules of any stock exchange on which the Corporation’s securities are listed or quoted. Subject to such restrictions as may be contained in the Corporation’s Articles of Incorporation, or that may be imposed by the Texas Business Corporation Act, any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Articles of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing these Bylaws or adopting new bylaws for the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

     Except as may otherwise be provided in the resolutions establishing the committee or the committee charter: the Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it; a majority of the members of any such committee shall constitute a quorum; the Board of Directors shall name a chairman at the time it designates members to a committee; each such committee shall appoint such subcommittees and assistants as it may deem necessary; any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 4.2 Procedure; Meetings; Quorum. Any committee designated pursuant to this Article 4 shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 4.3 of this Article 4, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

     Section 4.3 Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

ARTICLE 5
Officers

     Section 5.1 Number, Titles and Term of Office. The officers of the Corporation shall be a Senior Chairman of the Board, a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer/Chief Financial Officer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint (including, but not limited to, one or more Assistant Secretaries and one or more Assistant Treasurers/Chief Financial Officers). Each officer shall hold office until such officer’s successor shall be duly elected and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the Articles of Incorporation of the Corporation provide otherwise. Except for the Chairman of the Board, no officer need be a director.

     Section 5.2 Powers and Duties of the Senior Chairman of the Board. The Senior Chairman of the Board shall preside at all meetings of the Board of Directors and generally manage the affairs of the Board of Directors. In addition, the Senior Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 5.3 Powers and Duties of the Chairman of the Board. In the absence of the Senior Chairman of the Board, or in the event of his death, inability or refusal to act, the Chairman of the Board shall perform the duties of the Senior Chairman of the Board, and when so acting, shall have all the powers and be subject to all the restrictions upon the Senior Chairman of the Board. In addition, the Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 5.4 Powers and Duties of the President and Chief Executive Officer. Unless the Board of Directors otherwise determines, the President and Chief Executive Officer shall have general and active management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; shall preside at all meetings of the shareholders; and, unless the Board of Directors otherwise determines, the President and Chief Executive Officer shall, in the absence of the Chairman of the Board or if there shall be no Chairman of the Board, preside at all meetings of the Board of Directors; and the President and Chief Executive Officer shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President and Chief Executive Officer by the Board of Directors or the Chairman of the Board.

     Section 5.5 Vice Presidents. Each Vice President shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the Chairman of the Board or the President and Chief Executive Officer of the Corporation. Each Vice President shall have such other powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.

     Section 5.6 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the shareholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer; and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.

     Section 5.7 Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

     Section 5.8 Treasurer/Chief Financial Officer. The Treasurer/Chief Financial Officer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer/Chief Financial Officer by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. The Treasurer/Chief Financial Officer shall perform all acts incident to the position of Treasurer/Chief Financial Officer, subject to the control of the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer; and the Treasurer/Chief Financial Officer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer/Chief Financial Officer’s duties in such form as the Board of Directors may require.

     Section 5.9 Assistant Treasurer/Chief Financial Officer. Each Assistant Treasurer/Chief Financial Officer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer/Chief Financial Officer by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, or the Treasurer/Chief Financial Officer. The Assistant Treasurer/Chief Financial Officer shall exercise the powers of the Treasurer/Chief Financial Officer during that officer’s absence or inability or refusal to act.

     Section 5.10 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer, together with the Secretary or any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 5.11 Delegation. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

ARTICLE 6
Capital Stock

     Section 6.1 Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation of the Corporation, as shall be approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President and Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary or the Treasurer/Chief Financial Officer or an Assistant Treasurer/Chief Financial Officer of the Corporation representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such shareholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

     Section 6.2 Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.3 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

     Section 6.4 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

     Section 6.5 Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate of stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner’s legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE 7
Miscellaneous Provisions

     Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

     Section 7.2 Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents. Duplicates of the seal may be kept for use by any Assistant Secretary.

     Section 7.3 Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation of the Corporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person’s post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

     Whenever notice is required to be given by law, the Articles of Incorporation of the Corporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation of the Corporation or these Bylaws.

     Section 7.4 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

     Section 7.5 Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.

     Section 7.6 Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Texas or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

ARTICLE 8
Amendments

     Section 8.1 Amendments. The Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation. The shareholders of the Corporation shall not have the power to adopt, amend or repeal the Bylaws of the Corporation.